CKE RESTAURANTS, INC.

THIRD AMENDMENT TO

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of March 7, 2008 and entered into by and among CKE RESTAURANTS, INC. (“Borrower”), and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and solely for purposes of Section 3 hereof, the undersigned Subsidiaries of the Borrower (the “Subsidiary Guarantors”). Reference is made to the Seventh Amended and Restated Credit Agreement dated as of March 27, 2007, as amended by the Additional Loan and First Amendment to Seventh Amended and Restated Credit Agreement dated as of May 3, 2007 and the Additional Loan and Second Amendment to Seventh Amended and Restated Credit Agreement dated as of August 27, 2007 (as so amended, the “Credit Agreement”), among Borrower, the Lenders party thereto and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower and Requisite Lenders desire to amend the Credit Agreement to make certain modifications to the financial covenants as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

Section 7.1 of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following table therefor:

Fiscal Year	Ratio
2008	2.50
2009	3.00
2010	2.75
2011	2.50
2012	2.25
2013 and each fiscal year thereafter	2.00

SECTION 2. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to consent to, and Administrative Agent to enter into, this Amendment, Borrower represents and warrants to each Lender and Administrative Agent that the following statements are true, correct and complete as of the Third Amendment Effective Date (as defined below):

A. Corporate Power and Authority. Each of Borrower and each Subsidiary Guarantor has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Due Authorization. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower and each Subsidiary Guarantor.

C. No Conflict. The execution and delivery by Borrower and each Subsidiary Guarantor of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or Subsidiary Guarantors, the by-laws, partnership agreement, limited liability company agreement or other similar organizational document, as applicable, of Borrower or Subsidiary Guarantors or any order, judgment or decree of any court or other agency of government binding on Borrower or Subsidiary Guarantors, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which Borrower or any Subsidiary Guarantor is a party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or Subsidiary Guarantors (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and other Liens permitted under the Amended Agreement), or (iv) require any approval of stockholders or any approval or consent of any Person under any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which Borrower or any Subsidiary Guarantor is a party which has not been obtained, except for with respect to the foregoing clauses (i) , (ii) and (iv) above, such violations, conflicts, breaches, defaults or failures to obtain approvals or consents which could not reasonably be expected to have a Material Adverse Effect.

D. Governmental Consents. The execution and delivery by each of Borrower and each Subsidiary Guarantor of this Amendment and the performance by Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of Borrower and each Subsidiary Guarantor and are the legally valid and binding obligations of each of Borrower and each Subsidiary Guarantor, enforceable against Borrower and each Subsidiary Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

SECTION 3. ACKNOWLEDGEMENT AND CONSENT

A. Each of Borrower and each Subsidiary Guarantor hereby acknowledges and agrees that the Credit Agreement and each Security Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each of Borrower and each Subsidiary Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date (as defined below) to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

B. Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

SECTION 4. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective and binding upon the parties hereto only upon the satisfaction of the following conditions precedent (the date such conditions are satisfied is hereafter referred to as the “Third Amendment Effective Date”):

A. Amendment. Administrative Agent shall have executed this Amendment and received a counterpart of this Amendment that bears the signature of Borrower and each of the Subsidiary Guarantors, and Administrative Agent shall have received consents to this Amendment and Administrative Agent’s execution of this Amendment from Required Lenders

B. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

C. No Default. No Default or Event of Default shall have occurred and be continuing.

SECTION 5. MISCELLANEOUS

A. Payment of Consent Fee. Borrower hereby agrees to pay (within five Business Days after Third Amendment Effective Date) to each Lender that executes and delivers a consent to this Amendment to Administrative Agent on or before 3:00 p.m. (New York City time), on March 7, 2008, an amendment fee equal 0.10% of the sum of such Lender’s Term Loan Commitment plus such Lender’s Revolving Loan Commitment.

B. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

C. Fees and Expenses Borrower acknowledges that all reasonable costs, fees and expenses as described in subsection 10.1 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

D. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

E. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE THE APPLICATION FO THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

F. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

CKE RESTAURANTS, INC.

By: /s/ Theodore Abajian
Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

BNP PARIBAS, in its own capacity and on behalf of Required Lenders

By: /s/ Clark C. King III
Name: Clark C. King III
Title: Managing Director

By: /s/ Angelo Maiello
Name: Angelo Maiello
Title: Vice President

SUBSIDIARY GUARANTORS:

BURGER CHEF SYSTEMS, INC.

CARL’S JR. REGION VIII, INC.

CARL KARCHER ENTERPRISES, INC.

CHANNEL ISLANDS ROASTING COMPANY

FLAGSTAR ENTERPRISES, INC.

HARDEE’S FOOD SYSTEMS, INC.

HED, INC.

SPARDEE’S REALTY, INC.

SANTA BARBARA RESTAURANT GROUP, INC.

GB FRANCHISE CORPORATION

By: /s/ Theodore Abajian
Name: Theodore Abajian
Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer

AEROWAYS, LLC

CKE DISTRIBUTION, LLC

By: CKE Restaurants, Inc., its sole member

By: /s/ Theodore Abajian
Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer